Exhibit 10.49

September 20, 2007

Dr. Henry A. Kissinger
350 Park Avenue, 26th Floor
New York, NY 10022

Dear Dr. Kissinger:

Supplemental Agreement Providing an Extension to
Consulting Agreement of May 1, 1989

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement with FM Services.  Your contracts under both Kissinger Associates, Inc. dated December 22, 1998, as amended and Kent Associates Inc. dated May 1, 1989, as amended are considered renewed.

Each Agreement renews for an additional one-year period beginning January 1, 2008 and ending December 31, 2008.  All other terms and conditions of the Agreements as amended between you and FM Services shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson

Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED

BY:           /s/ Dr. Henry A. Kissinger
Dr. Henry A. Kissinger

DATE:                                October 1, 2007